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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): March 9, 1998



                                  LYCOS, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                     0-27830                 04-3277338
-------------------------------     ------------        ----------------------
(State or other jurisdiction of     (Commission             (IRS Employer
incorporation or organization)      File Number)        Identification Number)



              400-2 Totten Pond Road
                   Waltham, MA                             02154
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           (Address of principal executive               (Zip Code)
            offices)



       Registrant's telephone number, including area code (781) 370-2700


                 500 OLD CONNECTICUT PATH, FRAMINGHAM, MA 01701
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                                (Former Address)


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Item 5.   Other Events.
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          On March 9, 1998, Lycos, Inc., a Delaware corporation (the "Company"), purchased 1,000,000 shares of Class A Preferred Stock of GlobeComm, Inc., a Delaware corporation ("GlobeComm"), for an aggregate purchase price of $4,000,000, pursuant to the exercise of a warrant previously granted to the Company by GlobeComm. The Company paid the purchase price for the shares of Class A Preferred Stock of GlobeComm (the "GlobeComm Shares") through issuing to GlobeComm 100,062 shares of Common Stock of the Company. The GlobeComm Shares, after giving effect to the issuance thereof, represented at the time of purchase approximately 8.9% of the shares of capital stock of GlobeComm outstanding on a fully diluted basis. The Company has registered for resale the shares of Common Stock of the Company acquired by GlobeComm in the transaction.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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          None



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              LYCOS, INC.



Date:  March 24, 1998              By:   /s/ Edward M. Philip
                                         -------------------------------------
                                         Edward M. Philip
                                         Chief Operating Officer and
                                         Chief Financial Officer



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